Exhibit 10.2

AMENDMENT #3 TO THE SENIOR SECURED

PROMISSORY NOTE ORIGINALLY ISSUED ON

SEPTEMBER 27, 2019

THIS AMENDMENT #3 to the Note (as defined below) (the “Amendment”) is entered into as of September 30, 2020 (the "Effective Date"), by and between Predictive Oncology, Inc. (f/k/a Precision Therapeutics, Inc.), a Delaware corporation (the "Company"), and Oasis Capital, LLC, a Puerto Rico limited liability company (the “Holder”, and together with the Company, the "Parties").

BACKGROUND

A.            The Company issued that certain senior secured promissory note (the "Note") to the Holder on September 27, 2019.

B.             The Company and Holder desire to further amend the Note as set forth expressly below.

C.             The Company is unable to repay the Note and has requested the Holder to amend the Note in exchange for the Holder not exercising its rights as a creditor.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                   Upon the execution of this Amendment, (i) the "Maturity Date" for all amounts of principal, interest and other amounts owed and outstanding under the Note as of the Effective Date is hereby extended from September 30, 2020 to March 31, 2021, and in exchange for such extension (ii) the outstanding principal amount of the Note is hereby increased by $690,000.00 such that as of the Effective Date, the outstanding principal amount (not including accrued interest and any other amounts) owed under the Note is $2,015,833.33.

2.                   Article I of the Note is hereby titled “Conversion.” Section 1.1 is hereby added to the Note as follows:

1.1 Conversion; Exchange Cap. The Holder shall have the right at any time to convert all or any part of the Note (including without limitation, the Principal Amount, accrued and unpaid interests, Default Interest, and any other amounts owed to the Holder under the Note) into fully paid and non-assessable shares of Common Stock of the Borrower at the conversion price, which is equal to the lesser of (i) $1.00 and (ii) 70% of the lowest VWAP of the Common Stock during the twenty (20) Trading Day (as defined herein) period ending on either (i) the last complete Trading Day prior to the conversion date or (ii) the conversion date, as determined by the Holder in its sole discretion upon such conversion (subject to adjustment as provided in this Note) (the “Conversion Price”). In no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Borrower subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. Notwithstanding anything in this Note to the contrary, and in addition to the beneficial ownership limitations provided herein above, the sum of (a) the total number of shares of Common Stock that may be issued under this Note plus (b) the total number of shares of Common Stock that may be issued under the Senior Secured Promissory Note of the Borrower held by the Holder dated as of February 5, 2020, as amended to date shall be limited to 3,319,903 shares of Common Stock (equal to 19.99% of the outstanding shares of Common Stock of the Company as of the Effective Date of this Amendment) (the “Exchange Cap”). The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.

3.                   This Amendment shall be deemed part of but shall take precedence over and supersede any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect, and this Amendment shall be governed by the same law, and have the same conflict resolution provisions, as set forth in the Note. The Parties hereby ratify and confirm the terms and conditions of the Note, as supplemented and amended by this Amendment.

4.                   The Holder and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Amendment. Pursuant to Section 3(a)(9) and Rule 144 promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 and the rules and regulations promulgated thereunder as such may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect, the holding period of the shares of common stock underlying the Note tack back to September 27, 2019, the issue date of the Note. The Company agrees not to take a position contrary to this Section 4.

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the Effective Date.

PREDICTIVE ONCOLOGY INC.

By:_____________________

Name: __________________

Title: ___________________

OASIS CAPITAL, LLC

By: ___________________

Name: Adam R. Long

Title: Managing Member